UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e)

On June 5, 2008, Pinnacle Entertainment, Inc. (the “Company”) announced that Wade H. Hundley, President of the Company, resigned effective June 5, 2008. The Company’s press release regarding these events is attached hereto as Exhibit 99.1.

In connection with his resignation, the Company entered into a Separation Agreement and General Release with Mr. Hundley, dated as of June 5, 2008 (the “Separation Agreement”). The Separation Agreement provides that the termination will be treated as a termination by the Company without cause other than in connection with a change of control for all purposes under the Employment Agreement between the Company and Mr. Hundley, which was entered into on October 6, 2006. Under the Separation Agreement, Mr. Hundley is entitled to cash severance payments equal to $1,387,500, payable in various installments over an 18-month period, except for $562,500 of such amount which shall be payable on January 9, 2009. Mr. Hundley will be entitled to receive accrued salary through the date of resignation and a pro rata bonus of approximately $215,000 for 2008. Mr. Hundley will be entitled to receive health benefits coverage and disability insurance coverage for a maximum period of eighteen (18) months. Mr. Hundley will also be entitled to receive $205,000, representing the remaining portions of his 2006 and 2007 deferred bonuses, and approximately $373,000 representing amounts he had previously elected to defer plus earnings thereon. Vesting of Mr. Hundley’s stock options and restricted stock which would have vested over the next 18 months following the date of the Separation Agreement will be accelerated to June 5, 2008. Mr. Hundley has agreed to serve on a part-time basis as an independent consultant for the Company for a period of 12 months to assist the Company in obtaining all the necessary zoning and entitlements in connection with its development project in Baton Rouge, Louisiana.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by the terms of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Separation Agreement and General Release dated as of June 5, 2008 by and among Pinnacle Entertainment, Inc. and Wade W. Hundley.

Exhibit 99.1	Press release dated June 5, 2008, issued by Pinnacle Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: June 6, 2008	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Separation Agreement and General Release dated as of June 5, 2008 by and among Pinnacle Entertainment, Inc. and Wade W. Hundley.

Exhibit 99.1	Press release dated June 5, 2008, issued by Pinnacle Entertainment, Inc.